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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the inclusion in this Form 10-K of US Diagnostic Inc. for the year ended December 31, 1998 of our report dated April 13, 1998. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.



ARTHUR ANDERSEN LLP

West Palm Beach, Florida
March 29, 1999